FIRST QUARTER 2015 NASDAQ:HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business activity. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward- looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends, particularly those that affect mortgage origination and refinance activity, and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; and our Annual Report on Form 10-K for year ended December 31, 2014. Many of these factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include statements predicated on our ability to realize the expected value of our merger with Simplicity Bancorp and the combined entity resulting from that transaction; integrate our recent acquisition; continue to expand our banking operations geographically and across market sectors; grow our franchise and capitalize on market opportunities; manage our growth efforts cost-effectively and attain the desired operational and financial outcomes; manage the losses inherent in our loan portfolio; make accurate estimates of the value of our non-cash assets and liabilities; maintain electronic and physical security of customer data; respond to an increasingly restrictive and complex regulatory environment; and attract and retain key personnel. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending March 31, 2015. Non-GAAP Financial Measures Information on any non-GAAP financial measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in our SEC filings and in the earnings release available on our web site. 2

3 Growing Western U.S. Franchise • Seattle-based diversified financial services company founded in 1921 with concentrations in demographically desirable Pacific Northwest and Southern California • Leading Northwest mortgage lender and commercial & consumer bank with growing presence in California • 103 retail deposit branches and lending centers in the Western United States and Hawaii • Total assets of $4.6 billion Retail deposit branches (41) Stand-alone lending centers (62)

Strategy Build Single Family Mortgage origination market share • Organic growth opportunities  Grow portfolio lending – Commercial Lending, Commercial Real Estate and Construction  Increase density of retail deposit branch network • Growth via acquisition of smaller institutions in-market and in new markets • Continue opportunistic expansion (market share and footprint) of Single Family mortgage banking activities • Target major markets in Western United States • Grow earning assets while containing operating expenses to improve operating efficiencies • Long-term target efficiency ratio in the mid-to-low 60% range • Target long-term 15%+ ROE, subject to achievement of targeted segment contributions • Future potential dividend upon stabilization of earnings Expand Commercial & Consumer Banking Ongoing expense management Optimize use of capital To grow and diversify earnings by expanding our Commercial & Consumer Banking business and continue to build Mortgage Banking market share in new and existing markets 4

5 Recent Developments Strategic Growth Activity in Q1 2015 • Merger completed on March 1, 2015 with Simplicity Bancorp and Simplicity Bank in Southern California  Expands Commercial & Consumer Banking business into Southern California  Added $850 million in assets, including $664 million in loans, $651 million in deposits, and seven retail branches  Bargain purchase gain of $6.6 million (not taxable)  Reductions in personnel and duplicative operating expenses in Q1 achieved 15% of planned 35% reduction of pre-merger run-rate operating expenses  First quarter results reflect one month of combined operations • Launched HomeStreet Commercial Capital, small balance commercial real estate lending team • Added SBA lending team in Southern California Results of Operations • First quarter net income of $10.3 million or $0.59 diluted EPS • Excluding Simplicity merger-related expenses and bargain purchase gain, net income of $11.6 million or $0.67 diluted EPS • Opened two new home loan centers and increased mortgage production personnel by 4.4% over Q4. Mortgage interest rate lock commitments and closed loan volume 62% and 21% over Q4, respectively. • Tangible book value per share of $18.97, compared to $19.39 in Q4 2014. Change was as a result of higher growth in HomeStreet TBV/share compared to Simplicity TBV/share since date of merger announcement. • Q1 effective income tax rate of 24.4% differed from Federal statutory rate of 35% mainly due to several discrete items booked in the quarter. Exclusive of these, the effective tax rate was 35.8%.

Results of Operations

($ in thousands)	Mar. 31, 2015 (1)		Dec. 31, 2014		Sept. 30, 2014		Jun. 30, 2014		Mar. 31, 2014	
	For the three months ended									
Net interest income	$	30,734	$	27,502	$	25,308	$	23,147	$	22,712
Provision for loan losses		3,000		500		-		-		(1,500)
Noninterest income		75,373		51,487		45,813		53,650		34,707
Noninterest expense		89,482		68,791		64,158		62,971		56,091
Net income (loss) before taxes		13,625		9,698		6,963		13,826		2,828
Income taxes		3,321		4,077		1,988		4,464		527
Net income (loss)	$	10,304	$	5,621	$	4,975	$	9,362	$	2,301
Diluted EPS	$	0.59	$	0.38	$	0.33	$	0.63	$	0.15
Pro forma net income (2)	$	11,560	$	6,199	$	5,444	$	9,756	$	2,846
Pro forma EPS (2)	$	0.67	$	0.41	$	0.36	$	0.65	$	0.19
Tangible BV/share (3)	$	18.97	$	19.39	$	18.86	$	18.42	$	17.47
Pro forma ROAA (2)		1.21%		0.72%		0.66%		1.27%		0.38%
Pro forma ROAE (2)		12.50%		8.13%		7.38%		13.72%		4.18%
Net Interest Margin		3.60%		3.53%		3.50%		3.48%		3.51%
Tier 1 Leverage Ratio (Bank) (4)		11.47% / 9.95% (5)		9.38%		9.63%		10.17%		9.94%
Total Risk-Based Capital (Bank) (4)		14.57%		14.03%		13.95%		14.84%		15.04%

(1) Includes only one month of Simplicity's results of operations.

(2) Excludes pre-tax acquisition-related expenses of $12.2 million in Q1 2015, $889 thousand in Q4 2014, $722 thousand in Q3, $606 thousand in Q2 and $838 thousand in Q1, and $6.6M bargain purchase gain in Q1 2015. See appendix for reconciliation of non-GAAP financial measures.

(3) See appendix for reconciliation of non-GAAP financial measures.

(4) Q1 2015 capital ratios under Basel III regulatory capital rules while all prior period ratios under Basel I rules.

(5) Quarterly average assets used to calculate Tier 1 Leverage ratio normalized for Simplicity Bank merger effective 3/1/15

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$22.7 $23.1 $25.3 $27.5 $30.7 3.51% 3.48% 3.50% 3.53% 3.60% 3.20% 3.30% 3.40% 3.50% 3.60% 3.70% 3.80% 3.90% $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q1 14 Q2 14 Q3 14 Q4 14 Q1 15 Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) Net Interest Income & Margin • Q1 NIM increased 7 bps from the fourth quarter of 2014 due primarily to addition of Simplicity loan portfolio • Excluding nonaccrual interest collected, Q1 NIM of 3.56% increased 7 bps from 3.49% in Q4 7

Avg. Yield 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 Q1 14 Q2 14 Q3 14 Q4 14 Q1 15 Av era ge Yi eld Av era ge Ba lan ce s ( in bil lio ns ) Loans Held for Sale Cash & Cash Equivalents Investment Securities Loans Held for Investment Average Yield Interest-Earning Assets • Total average interest-earning assets increased $333 million or 10.6% in Q1, primarily from $326 million increase in loans held for investment • Excluding run-off, loans held for investment ending balances increased $924 million or 43.5% in Q1 – 30.6% growth from Simplicity merger and 12.9% organic growth  New commitments of $222 million in mortgage, commercial lending, commercial real estate and residential construction  Run-off continued to occur at an accelerated pace of approximately 9% in Q1 Avg. Yield 3.99% 3.93% 3.89% 3.94% 4.01% 8

HomeStreet Investment Securities Portfolio Yield As of 03/31/2015 YTD 2015 Total Return (1) Yield (2) Duration HomeStreet Investment Portfolio 1.14% 2.70% 3.66 Composition Adjusted Barclays US Aggregate Index (4) 1.31% 2.04% 4.29 HMST performance data: Bloomberg and Barclays (1) As of March 31, 2015 (2) Yield Includes FTE adjustment (3) Performance Trust proprietary models 12/31/2014 (4) Barclays US Aggregate Index Adjusted to reflect HMST Securities Composition • The Investment Portfolio has an average duration of 3.66 and an average rating of AA+ • The Portfolio total return ranks in the 96th percentile compared to other banks (3) 9 9% 18% 27% 33% 13% Investment Securities Portfolio Composition as of 3/31/2015 Treasury Corporate Municipal Mortgage CMO

Noninterest Income • Noninterest income increased 46% to $75.4 million in Q1 compared to Q4 • Mortgage Banking mortgage origination and sale revenue increased $24.3 million primarily due to 62% higher single family mortgage interest rate lock commitments in Q1 • Mortgage servicing income decreased $5.5 million due to lower risk management results primarily related to higher prepayment speeds • $6.6 million bargain purchase gain from Simplicity merger included in Q1 other noninterest income 10 $9.2 $7.9 $10.2 $6.2 $9.8 $4.3 $25.5 $41.8 $37.6 $39.2 $61.9 $34.7 $53.7 $45.8 $51.5 $75.4 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 Q1 14 Q2 14 Q3 14 Q4 14 Q1 15 No nin ter st Inc om e ( in mi llio ns ) Net gain on mortgage loan origination and sale activities Mortgage servicing income Other noninterest income

0 400 800 1,200 1,600 2,000 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 Q1 14 Q2 14 Q3 14 Q4 14 Q1 15 No nin ter es t E xp en se (in m illi on s) FTE Total noninterest expense $56.1 $63.0 $64.2 $68.8 $89.5 Salaries & related costs $35.5 $40.6 $42.6 $44.7 $57.6 General & administrative $10.1 $11.1 $10.3 $11.2 $13.2 Occupancy $4.4 $4.7 $4.9 $4.6 $5.8 Information services $4.5 $4.9 $4.2 $6.5 $6.1 Other noninterest expense $1.6 $1.7 $2.1 $1.8 $6.8 FTE 1,491 1,546 1,598 1,611 1,829 Pro forma efficiency ratio 96.23% 81.21% 89.19% 85.96% 77.72% Noninterest Expense • Noninterest expense included $12.2M of merger-related expenses in Q1 2015, $889 thousand in Q4 2014, $722 thousand in Q3, $606 thousand in Q2 and $838 thousand in Q1 • Full-time equivalent employees increased by 14% in Q1 • Increased salaries and related costs due primarily to increased headcount and higher commissions paid on higher mortgage production volume • Noninterest expense will continue to vary primarily based on headcount and mortgage origination volume (1) Excludes acquisition-related expenses. See appendix for reconciliation of non-GAAP financial measures. (1) 11

Segment Overview Mortgage Banking • Regional Single Family mortgage origination platform • 100% direct retail origination • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inception • Portfolio products: jumbo and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Build Western U.S. major market retail franchise • Dynamic personnel management in relation to changes in market conditions • Fixed/Semi/Variable cost management • Long-term targeted ROE of >25% Commercial & Consumer Banking Overview • Commercial Banking  Commercial lending, including SBA  All CRE property types with multifamily focus  Residential construction  Commercial deposit, treasury and cash management services • Consumer Banking  Consumer loan and deposit products  Consumer investment, insurance and private banking products and services • Expand market/grow market share in current and new markets  Follow mortgage expansion • Diversify and grow loan portfolio 5% or more per quarter (1) • Manage non-interest expense increase to 1-2% per quarter • Long-term targeted ROE range of 8-12%  Commercial lending – 8-12%  Commercial real estate – 10-15%  Residential construction – 20-30%  Single Family residential – 10-15% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance and net interest margin. Other portfolio management considerations include liquidity management, capital requirements and profitability. 12

Commercial & Consumer Banking 13

Commercial & Consumer Banking Segment

($ in thousands)	For the three months ended Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014
Net interest income	$ 25,107	$ 22,187	$ 20,163	$ 19,403	$ 20,233
Provision for loan losses	3,000	500	-	-	(1,500)
Noninterest income	10,081	5,434	3,660	6,614	2,958
Noninterest expense	35,666	21,155	18,930	20,434	19,293
Net income before taxes	(3,478)	5,966	4,893	5,583	5,398
Income taxes	(3,464)	2,621	1,359	1,830	1,282
Net income	$ (14)	$ 3,345	$ 3,534	$ 3,753	$ 4,116
Pro forma net income [(1)]	$ 1,242	$ 3,923	$ 4,003	$ 4,147	$ 4,661
Pro forma ROAA [(1)]	0.17%	0.57%	0.61%	0.65%	0.73%
Pro forma ROAE [(1)]	2.06%	7.89%	8.35%	9.25%	8.79%
Pro forma efficiency ratio [(1)]	82.29%	73.37%	76.43%	76.21%	79.58%
Net Interest Margin	3.60%	3.48%	3.40%	3.39%	3.50%
Total average earning assets	$2,840,601	$2,535,712	$2,403,436	$2,302,277	$2,385,587
FTE	768	608	605	599	588

- Simplicity merger closed on 3/1/15 and added $664 million in loans held for investment and $651 million in deposits
- NIM of 3.60%, an increase of 12 basis points from last quarter
- Recorded $3.0 million loan loss provision in Q1, reflecting growth in loan portfolio, additional qualitative reserves for construction lending, and $1.2 million for extension of modeled loan loss emergence period for commercial loans
- Continued strong credit performance including significant reductions in classified assets, nonaccruals and delinquencies

[HomeStreet]

[(1)] Excludes pre-tax acquisition-related expenses of $12.2 million in Q1 2015, $889 thousand in Q4 2014, $722 thousand in Q3, $606 thousand in Q2 and $838 thousand in Q1, and $6.6M bargain purchase gain in Q1 2015. See appendix for reconciliation of non-GAAP financial measures.

14

Loan Production/Loan Balance Trend 15 • New loan commitments averaged $281 million per quarter over the last four quarters • Loans held for investment balances have grown 69.3% year-over-year and included $650 million of loans added during the quarter due to the Simplicity merger (1) Closed loans (2) Not all loans under negotiation will close (3) Includes HELOCs (4) Represents rate locks for loans designated as Held For Investment, not adjusted for estimated fallout Commitme n ts B al an ce s ($ in thousands) Mar. 31, 2015 Dec. 31, 2014 Sept. 30, 2014 Jun. 30, 2014 Mar. 31, 2014 Single Family (1) $50,093 $66,822 $54,879 $90,028 $89,744 Single Family One-Steps $31,666 $33,592 $24,703 $29,874 $22,127 Home Equity $14,675 $5,706 $5,445 $6,274 $4,659 Total Consumer Loans $96,434 $106,120 $85,027 $126,176 $116,530 Commercial Real Estate/Multifamily $14,562 $20,966 $64,026 $19,485 $11,124 Residential Construction $56,735 $75,646 $92,081 $74,330 $36,574 CRE Construction $37,713 $91,451 $70,258 $41,903 $97,420 Commercial Business $16,063 $13,453 $12,581 $10,325 $29,163 Total Commercial Loans $125,073 $201,516 $238,946 $146,043 $174,281 Total $221,507 $307,636 $323,973 $272,219 $290,810 ($ in thousands) Mar. 31, 20 5 Dec. 31, 2014 Sept. 30, 2014 Jun. 30, 2014 Mar. 31, 2014 Singl Family $1,198,605 $896,665 $788,232 $749,204 $668,277 Single Family On -Steps 6 ,422 $59,261 $62,336 58,808 $48,731 Home Equity $205,200 $135,598 $138,276 $136,181 $134,882 Total Consumer Loans $1,470,227 $1,091,524 $988,844 $944,193 $851,890 r i l Real E tate $535,546 $523,464 $530,335 $476,411 $480,200 Multifamily 352,193 $55,088 62,4 8 72,327 $71,278 Residential Construction $122,311 $104,679 $82,122 $69,594 $54,250 CRE Construction 13,660 $203,994 $153,332 90,880 $59,736 Commercial Business $164,259 $147,449 $173,226 $185,177 $171,080 Total Commercial Loans $1,387,969 $1,034,674 $1,001,513 $894,389 $836,544 Total Loans Held for Investment (before Deferred Fees and Allowance) $2,858,196 $2,126,198 $1,990,357 $1,838,582 $1,688,434

Loan Portfolio • Loans held for investment, net, increased 34.7% to $2.83 billion from $2.10 billion at December 31, 2014, an increase of $729 million, of which $650 million was from the Simplicity merger • New loan commitments totaled $222 million in the quarter compared to $308 million in the fourth quarter • CRE increased by $419 million compared to last quarter, including $325 million from the Simplicity merger (primarily multifamily loans) 15% 14% 40% 25% 6% CRE by Property Type $888 million Retail Indust./Warehouse Multifamily Office Other 16 11% 14% 12% 42% 7% 7% 7% Loan Composition $2.83 billi n C&I/CRE Owner-Occupied CRE Non-Owner Occupied CRE - M ltifamily Single Family Consumer Residential Construction CRE Construction

Construction Lending Overview

Construction lending is a broad category that includes many different loan types which are often characterized by different risk profiles. HomeStreet lends within the full spectrum of construction lending types, but is deliberate in achieving diversification among the types to mitigate risk. Additionally, recent geographical expansion has provided an opportunity to reduce concentrations in any particular market.

Construction Lending Types				
Custom Home Construction	***Multifamily***	***Commercial***	***Residential Construction***	***Land***
Typical Loan Characteristics				
• 12 Month Term • Consumer Owner Occupied • Borrower Underwritten similar to Single Family	• 18-36 Month Term • ≤ 80% LTV / ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 120 DSC	• 18-36 Month Term • ≤ 75% LTV / ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 125 DSC • ≥ 50% pre-leased	• 12-18 Month Term • LTC: ≤ 95% Presale, 90% Spec • Leverage & Net Worth Covenants • ≤ 75% - 80% LTV	• 12-24 Month Term • ≤ 50% LTV / ≤ 50% LTC • Strong, experienced, vertically integrated developers & guarantors
3/31/15 Balances and Commitments				
Balance: $65M **Commitments: $58M** **% of Balances: 16%** **% of Commitments: 15%**	**Balance: $110M** **Commitments: $146M** **% of Balances: 27%** **% of Commitments: 37%**	**Balance: $100M** **Commitments: $71M** **% of Balances: 25%** **% of Commitments: 18%**	**Balance: $84M** **Commitments: $105M** **% of Balances: 21%** **% of Commitments: 27%**	**Balance: $44M** **Commitments: $12M** **% of Balances: 11%** **% of Commitments: 3%**
Geographical Distribution (balances)				


3%
4%
7%
5%
42%
34%
5%
10%
5%
34%
7%
17%
27%
2%
17%
49%
32%
1%
10%
10%
38%
10%
2%
0%
6%
23%
2%
4%
5%
23%
10%
3%
18%
36%
Seattle Metro
Puget Sound Other
WA Other
Portland Metro
OR Other
Hawaii
California
Utah
Idaho

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Credit Quality

	Mar. 31, 2015		Dec. 31, 2014		Sept. 30, 2014		Jun. 30, 2014		Mar. 31, 2014	
($ in thousands)	HMST	Peer Avg [4]	HMST	Peer Avg [4]	HMST	Peer Avg [4]	HMST	Peer Avg [4]	HMST	Peer Avg [4]
Nonperforming assets [1]	$32,798	--	$25,462	--	$30,384	--	$32,280	--	$34,912	--
Nonperforming loans	$21,209	--	$16,014	--	$19,906	--	$21,197	--	$22,823	--
OREO	$11,589	--	$9,448	--	$10,478	--	$11,083	--	$12,089	--
Nonperforming assets/total assets [1]	0.71%	[5]	0.72%	0.98%	0.87%	1.09%	1.00%	1.19%	1.12%	1.33%
Nonperforming loans/total loans	0.74%	[5]	0.75%	0.82%	1.00%	0.91%	1.16%	0.99%	1.35%	1.11%
Total delinquencies/total loans	2.37%	[5]	3.00%	1.35%	3.29%	1.49%	3.84%	1.59%	4.33%	1.95%
Total delinquencies/total loans - adjusted [2]	1.04%	[5]	1.11%	1.34%	1.29%	1.47%	1.59%	1.58%	1.66%	1.94%
ALLL/total loans	0.87% [3]	[5]	1.04% [3]	1.18%	1.10% [3]	1.23%	1.19%	1.28%	1.31%	1.32%
ALLL/Nonperforming loans (NPLs)	117.48%	[5]	137.51%	374.81%	109.75%	376.70%	103.44%	339.70%	96.95%	371.22%

- Nonperforming assets declined to 0.71% of total assets
- Nonperforming assets were $32.8 million at quarter-end including $7.4 million of nonaccrual loans added from the Simplicity merger
- Delinquent loans totaled $28.9 million, excluding $38.8 million of loans insured or guaranteed by FHA or VA that were still accruing at quarter-end

[1] Nonperforming assets includes nonaccrual loans and OREO, excludes TDRs and SBAs
[2] Total delinquencies and total loans are both net of Ginnie Mae EBO loans (FHA/VA loans)
[3] Includes acquired loans. Excluding acquired loans, ALLL/total loans is 1.19% at March 31, 2015
[4] Peer group revised 1Q15. Source: SNL
[5] Not available at time of publishing

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Deposits • Total deposits of $3.3 billion at March 31, 2015, an increase of 37% over Q4, primarily due to $651 million added deposits from Simplicity merger  Excluding Simplicity additions, transaction and savings deposits increased $76 million or 4% • No de novo retail branches opened in Q1; targeting three de novo Seattle-area retail branches in 2015 • De novo branches opened since 2012 have generated net new accounts at approximately two times the rate of mature branches this year • The deposit account open/close ratio for mature branches is approximately 50% better than the peer median for 2015 to date 19 Total Cost of Deposits 7% 9% 11% 23% 20% 22% 61% 61% 57%9% 10% 9% $2,211 $2,445 $3,344 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 12/31/13 12/31/14 3/31/15 Bala nce s (in mil lion s) Noninterest-Bearing Transaction & Savings Deposits Interest-Bearing Transaction & Savings Deposits Time Deposits Mortgage Svcg. Escrow Accts. & Other Total Cost of Deposits 0.43% 0.39% 0.39%

Mortgage Banking 20

Mortgage Banking Segment • Interest rate lock commitment volume of $1.9 billion was 62% higher than in Q4 while closed loan volume of $1.6 billion was 21% higher than in Q4 • Composite margin of 326 basis points, up 16 basis points from the prior quarter • Mortgage servicing income of $3.9 million declined $5.4 million from the prior quarter due to lower risk management results primarily related to increases in current prepayments and long-term prepayment speed expectations 21 ($ in thousands) Mar. 31, 2015 Dec. 31, 2014 Sept. 30, 2014 Jun. 30, 2014 Mar. 31, 2014 Net interest income $ 5,627 $ 5,315 $ 5,145 $ 3,744 $ 2,479 Noninterest income 65,292 46,053 42,153 47,036 31,749 Noninterest expense 53,816 47,636 45,228 42,537 36,798 Net income (loss) before taxes 17,103 3,732 2,070 8,243 (2,570) Income taxes 6,785 1,456 629 2,634 (755) Net income (loss) $ 10,318 $ 2,276 $ 1,441 $ 5,609 $ (1,815) ROAA 4.55% 1.15% 0.77% 3.66% (1.44)% ROAE 35.16% 8.93% 5.65% 22.28% (9.84)% Efficiency Ratio 75.88% 92.73% 95.62% 83.77% 107.51% FTE 1,061 1,003 993 947 903 For the three months ended

Mortgage Origination (1) Represents combined value of secondary market gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. (3) Implemented a new pricing structure in the first quarter of 2015 where origination fees will no longer be charged at funding as the fee will be included in the rate/price of a loan. 22 Q1 14 Q2 14 Q3 14 Q4 14 Q1 15 HMST $597 $979 $1,150 $1,205 $1,479 WMS $78 $122 $144 $125 $127 Closed Loans $674 $1,101 $1,295 $1,331 $1,607 Purchase % 78% 83% 78% 68% 51% Refinance % 22% 17% 22% 32% 49% Rate locks $803 $1,202 $1,168 $1,172 $1,901 Purchase % 77% 78% 76% 62% 50% Refinance % 23% 22% 24% 38% 50% Q1 14 Q2 14 Q3 14 Q4 14 Q1 15 (3) Secondary gains/rate locks (1) 243 252 256 251 296 Loan fees/closed loans (2) 80 69 60 59 30 Composite Margin 323 321 316 310 326 - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 Q1 14 Q2 14 Q3 14 Q4 14 Q1 15 Held for Sale Closed Loan Production ($ in millions) HMST WMS Rate locks Bps 0 50 100 150 200 250 300 350 Q1 14 Q2 14 Q3 14 Q4 14 Q1 15 Single Family Composite Margin (bps) Secondary gains/rate locks Loan fees/closed loans

Mortgage Servicing As of March 31, 2015 • Constant Prepayment Rate (CPR) - 19.95% for Q1 2015 • W.A. servicing fee - 29.29 bps • MSRs represent 0.93% of ending UPB - 3.18 W.A. servicing fee multiple • W.A age - 29.5 months • W.A. expected life - 49.85 months as of 3/31/15 • Composition - 31% government • Total delinquency - 1.36% (including foreclosures) • W.A. note rate - 4.14% 23 (1) Sold the rights to service approximately $3 billion of single family mortgage loans in Q2 2014 $12,198 $9,895 $10,593 $11,216 $11,910 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 Q1 14 Q2 14 (1) Q3 14 Q4 14 Q1 15 Mortgage Servicing Portfolio ($ in millions)

Mortgage Market & Competitive Landscape Mortgage Market • MBA estimates first quarter mortgage origination nationally to increase 4% over fourth quarter. By contrast, HomeStreet’s originations increased 21% over the prior quarter. • The most recent MBA monthly forecast anticipates total originations to increase 11% in 2015 over the past year, an upward revision from its earlier forecast of 7.2%. Purchase mortgages and refinances are expected to increase 14% and 6% in 2015, respectively. • Mortgage rates continue near historic lows, and nationally purchases are expected to comprise 59% of volume this year. • Housing starts lower than expected nationally in February and March, though the pace is projected to pick up, rising to within 7% of the long-run average by the end of 2016. Competitive Landscape • HomeStreet maintained its position as the number one loan originator by volume of purchase mortgages in the Pacific Northwest and in the Puget Sound region. • Nationally, originations are estimated to be split evenly between purchase and refinance in the first quarter, consistent with HomeStreet's results for the period. • Purchase demand continues to remain strong in many of our our markets, however limited inventory continues to be a significant constraining issue. • The Pacific Northwest is expected to continue to grow more quickly than the rest of the country, consistent with the past twelve months. 24

Origination Growth Strategy • Grow market share in many of our existing and new regions. The California region accounted for 27% of retail channel’s closed loans volume in the first quarter, up from 24% in the fourth quarter. • In the first quarter, added two new home loan production offices to our home loan center network. • Synergistic opportunities in Southern California with the acquisition of Simplicity Bank. • Our strategy of continuing to grow our retail mortgage banking franchise and mitigating the effects of a constrained market through this growth helped us increase our closed loan production 21% in the first quarter versus the industry’s increase of 4% nationally. • Average loan amount increased 13% to $293K in Q1 compared to Q1 of last year. This growth in average loan size is attributable to a number of factors including the growth in jumbo non-conforming loans as a percent of our total, our growing franchise and market share in California and overall home price appreciation in all markets we serve. 25

Production Costs • Direct cost to originate a loan has decreased 109 basis points from the first quarter of 2014 and expect continued production efficiency improvement into 2015. Substantial decrease attributable to:  Maturation of new markets, most significantly in California, where expansion has resulted in loan production volumes rising to levels which provide expected cost efficiency  Continued active management of production and operations personnel as part of ongoing effort to upgrade production performance and improve overall operating efficiency  Improved loan origination productivity; closed loans per loan officer of 4.3 in the first quarter of 2015, compared to 2.4 loans in the first quarter of 2014.  Absorption of semi-variable cost (44% improvement since Q1 2014)  Completion of implementation of new loan origination system to streamline workflow and improve cost efficiency 26 2% 4% 10% 15% 20% 24% 24% 27% 3% 7% 16% 19% 21% 24% 25% 25% 0% 5% 10% 15% 20% 25% 30% Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 % of To tal California Region CA Region as a % of Retail Channel's Production Volume CA Region as a % of Retail Channel's Origination Cost 380 299 296 284 271 13% 12% 11% 12% 10% 32% 42% 45% 44% 47% 55% 46% 45% 45% 43% - 50 100 150 200 250 300 350 400 0% 10% 20% 30% 40% 50% 60% Q1-14 Q2-14 Q3-1 Q4-14 Q1-15 Direct Cost in bps% of To tal Composition of Mortgage Origination Costs Direct Cost in bps (1) (2) Total Fixed Costs % Total Variable Costs % Total Semi-Variable Cos s %

Franchise Value • Established and growing financial institution concentrated in the Pacific Northwest with growing presence in California • Leading regional Single Family mortgage lender • Focus on business diversification: growth of Commercial & Consumer Banking to mitigate cyclicality of Mortgage Banking earnings • High historical returns on equity due to high noninterest income • Attractive valuation transition opportunity as company diversifies http://ir.homestreet.com ir@homestreet.com 27

. Appendix 28

Management Team Executive Joined Company Years in Industry Relevant Experience Mark K. Mason Director, Chairman, President and Chief Executive Officer September 2009 29 • Seasoned banking executive with demonstrated success implementing turnaround and growth strategies • Former Chairman and CEO of Fidelity Federal Bank of Los Angeles Cory D. Stewart Executive Vice President, Chief Accounting Officer March 2012 15 • Extensive experience in finance, accounting and enterprise risk management roles in the financial industry • MBA, CPA, CFA charter holder Darrell van Amen Executive Vice President, Chief Investment Officer March 2003 26 • Manages bank’s MSR and pipeline risk, secondary marketing and investment portfolio • Formerly with Royal Bank of Canada and Old Kent Financial Jay C. Iseman Executive Vice President, Chief Credit Officer August 2009 24 • Significant experience in credit administration, special assets and loan origination for Bank of America and Key Bank • Chairs Bank Loan Committee Godfrey B. Evans Executive Vice President, General Counsel and Chief Administrative Officer November 2009 34 • Significant experience in banking, regulation, M&A and corporate securities law • Previously General Counsel and CAO at Fidelity Federal Bank and corporate lawyer at Gibson, Dunn & Crutcher Rose Marie David Executive Vice President, Single Family Lending March 2012 30 • Responsible for all aspects of mortgage banking originations, operations and servicing • Previously with MetLife Home Loans 29

Management Team (cont.)

Executive	Joined Company	Years in Industry	Relevant Experience
Richard W. H. Bennion *Executive Vice President, Residential Lending*	June 1977	38	• Responsible for residential construction lending production • Chairman of the board of WMS Series LLC • Member of Fannie Mae Western Business Center Advisory Board • Member of MBA Board of Governors
Randy Daniels *Executive Vice President, Commercial Real Estate Lending*	September 2012	29	• Oversees commercial real estate lending activities through portfolio and Fannie Mae DUS programs • Includes construction and bridge lending
David Straus *Executive Vice President, Commercial Banking*	November 2013	46	• Responsible for all aspects of commercial lending • Founder and past CEO of Fortune Bank • Past chairman of Wash. Bankers Association
Jeff Newgard *Executive Vice President, Eastern Region President*	November 2013	19	• Responsible for management and strategic expansion in Central and Eastern Washington • Past CEO of Yakima National Bank
William D. Endresen *Executive Vice President, HomeStreet Commercial Capital President*	March 2015	40	• Leads commercial real estate small balance permanent lending

[HomeStreet]
30

Non-GAAP Financial Measures Tangible Book Value: 31 Mar. 31, Dec. 31, Sept. 30, Jun. 30, Mar. 31, (dollars in thousands, except share data) 2015 2014 2014 2014 2014 Shareholders' equity $439,395 $302,238 $294,568 $288,249 $273,510 Less: Goodwill and other intangibles (21,324) (14,211) (14,444) (14,690) (14,098) Tangible shareholders' equity $418,071 $288,027 $280,124 $273,559 $259,412 Book value per share $19.94 $20.34 $19.83 $19.41 $18.42 Impact of goodwill and other intangibles (0.97) (0.95) (0.97) (0.99) (0.95) Tangible book value per share $18.97 $19.39 $18.86 $18.42 $17.47 Average shareholders' equity $370,008 $305,068 $295,229 $284,365 $272,596 Less: Average goodwill and other intangibles (16,698) (14,363) (14,604) (14,049) (14,215) Average tangible shareholders' equity $353,310 $290,705 $280,625 $270,316 $258,381 Return on average shareholders’ equity 11.14% 7.37% 6.74% 13.17% 3.38% Impact of goodwill and other intangibles 0.53% 0.36% 0.35% 0.68% 0.18% Return on average tangible shareholders' equity 11.67% 7.73% 7.09% 13.85% 3.56% Quarter Ended

Non-GAAP Financial Measures Net Income, Excluding Acquisition-Related Expenses: 32 Mar. 31, Dec. 31, Sept. 30, Jun. 30, Mar. 31, (dollars in thousands) 2015 2014 2014 2014 2014 Net income $10,304 $5,621 $4,975 $9,362 $2,301 Impact of merger-related expenses (net of tax) and bargain purchase gain 1,256 578 469 394 545 Net income, excluding merger-related expenses (net of tax) and bargain purchase gain $11,560 $6,199 $5,444 $9,756 $2,846 Noninterest expense $89,482 $68,791 $64,158 $62,971 $56,091 Deduct: merger-related expenses (12,165) (889) (722) (606) (838) Noninterest expense, excluding merger-related expenses $77,317 $67,902 $63,436 $62,365 $55,253 Diluted earnings per common share $0.59 $0.38 $0.33 $0.63 $0.15 Impact of merger-related expenses (net of tax) and bargain purchase gain 0.08 0.03 0.03 0.02 0.04 Diluted earnings per common share, excluding merger- related expenses (net of tax) and bargain purchase gain $0.67 $0.41 $0.36 $0.65 $0.19 ROAA 1.08% 0.65% 0.61% 1.22% 0.30% Impact of acquisition-related expenses, net of tax 0.13% 0.07% 0.05% 0.05% 0.08% ROAA, excluding acquisition-related costs 1.21% 0.72% 0.66% 1.27% 0.38% ROAE 11.14% 7.37% 6.74% 13.17% 3.38% Impact of acquisition-related expenses, net of tax 1.36% 0.76% 0.64% 0.55% 0.80% ROAE, excluding acquisition-related costs 12.50% 8.13% 7.38% 13.72% 4.18% Efficiency ratio 84.33% 87.09% 90.21% 82.00% 97.69% Impact of acquisition-related expenses, net of tax (6.61)% (1.13)% (1.02)% (0.79)% (1.46)% Efficiency ratio, excluding acquisition-related costs 77.72% 85.96% 89.19% 81.21% 96.23% Quarter Ended

Non-GAAP Financial Measures Net Income, Excluding Acquisition-Related Expenses (continued): 33 Mar. 31, Dec. 31, Sept. 30, Jun. 30, Mar. 31, (dollars in thousands) 2015 2014 2014 2014 2014 Commercial and Consumer Banking Segment: Net (loss) income ($14) $3,345 $3,534 $3,753 $4,116 Impact of merger-related expenses (net of tax) and bargain purchase gain 1,256 578 469 394 545 Net income, excluding merger-related expenses (net of tax) and bargain purchase gain $1,242 $3,923 $4,003 $4,147 $4,661 ROAA (0.00)% 0.49% 0.54% 0.21% 0.67% Impact of acquisition-related expenses, net of tax 0.17% 0.08% 0.07% 0.44% 0.06% ROAA, excluding acquisition-related costs 0.17% 0.57% 0.61% 0.65% 0.73% ROAE (0.02)% 6.73% 7.37% 8.37% 7.76% Impact of acquisition-related expenses, net of tax 2.09% 1.16% 0.98% 0.88% 1.03% ROAE, excluding acquisition-related costs 2.06% 7.89% 8.35% 9.25% 8.79% Efficiency ratio 101.36% 76.59% 79.46% 78.54% 83.19% Impact of acquisition-related expenses, net of tax (19.07)% (3.22)% (3.03)% (2.33)% (3.61)% Efficiency ratio, excluding acquisition-related costs 82.29% 73.37% 76.43% 76.21% 79.58% Quarter Ended

0 100 200 300 400 500 600 700 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Originators Actual Count and Growth Scenario - 2013 to 2016 Originator Count- Actual Originator Count- Growth Scenario 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 0 100 200 300 400 500 600 700 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 MBA Origination Forecast (1): Purchase vs. Refi ($B) Orig, Purchase- Actual Orig, Purchase- MBA FCST Orig, Refi- Actual Orig, Refi- MBA FCST Orig, Refi %- Actual Orig, Refi%- MBA FCST (1) Source: MBA Forecast April 20, 2015 MBA Mortgage Forecast and Originator Growth 34